UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 28, 2020

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices)
(Zip Code)
 (441) 278-4580
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On April 29, 2020, James River Group Holdings, Ltd. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2020, the Company held its annual general meeting of shareholders (the "Annual Meeting"). At the Annual Meeting, the Company's shareholders (i) elected J. Adam Abram, Robert P. Myron, and Michael T. Oakes as Class III directors to hold office until the 2023 annual general meeting of shareholders, (ii) approved the re-appointment of Ernst & Young LLP as the Company's independent auditor to serve until the Company's 2021 annual general meeting of shareholders and authorized the Company's Board of Directors, acting by the Audit Committee, to determine the independent auditor's remuneration, and (iii) approved, on a non-binding, advisory basis, the 2019 compensation of the Company's named executive officers.

The following is a summary of the voting results for each matter presented to the shareholders:

Proposal 1 - Election of three directors to hold office until the 2023 annual general meeting of shareholders:

Director	For	Withhold	Broker Non-Votes
J. Adam Abram	17,063,042	10,631,974	1,077,784
Robert P. Myron	16,992,031	10,702,985	1,077,784
Michael T. Oakes	12,647,159	15,047,857	1,077,784

Proposal 2 - The re-appointment of Ernst & Young LLP as the Company's independent auditor to serve until the Company's 2021 annual general meeting of shareholders and to authorize the Company's Board of Directors, acting by the Audit Committee, to determine the independent auditor's remuneration:

For	Against	Abstain	Broker Non-Votes
28,398,964	321,669	52,167	—

Proposal 3 - The approval, on a non-binding, advisory basis of the 2019 compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
26,404,772	1,287,318	2,926	1,077,784

Item 8.01	Other Events.

(a) On April 28, 2020, the Company’s board of directors (the “Board”) considered the voting results for the election of directors at the Annual Meeting in light of the receipt by Michael T. Oakes of less than 50% of shareholder “for” votes supporting his nomination as a Class III director. After careful consideration of the skills and qualities Mr. Oakes brings to the Board, the Board unanimously determined that the continued service of Mr. Oakes as a Class III director of the Company remains a benefit to the Company. The Board’s determination was based upon its belief that Mr. Oakes brings leadership, strategic thinking and knowledge of the industry, the operations of the Company and the competitive position of the Company, and his leadership of the Nominating and Corporate Governance Committee of the Board, to which he was appointed Chair earlier this year, and of the Investment Committee of the Board.

(b) On April 29, 2020, the Company announced that its Board of Directors declared a cash dividend of $0.30 per common share of the Company to be paid on June 30, 2020 to shareholders of record on June 15, 2020.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits
The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Company dated April 29, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JAMES RIVER GROUP HOLDINGS, LTD.
Dated: April 29, 2020
By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer